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                           SCHEDULE B DATED JANUARY 1,1997
                                        TO THE
                         SEI INSTITUTIONAL INVESTMENTS TRUST
                      SUB-ADVISORY AGREEMENT DATED JUNE 14, 1996
                                       BETWEEN
                         SEI FINANCIAL MANAGEMENT CORPORATION
                                         AND
                                 LSV ASSET MANAGEMENT

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Large Cap Fund                         .20%

Small Cap Value Fund                   .50%


Agreed and Accepted:

SEI Financial Management Corporation        LSV Asset Management
                   .                          By SEI Funds, Inc.,
                                              a general partner

By: Signature Appears Here             By: Signature Appears Here
   --------------------------------       --------------------------------

Title:                                 Title:
      -----------------------------          -----------------------------


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